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                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                           DATED FEBRUARY 16TH, 2000

                                    BETWEEN

                               ORACLE CORPORATION

                                      AND

                                 NOVISTAR, INC.


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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "AGREEMENT") dated February 16th, 2000 is between ORACLE CORPORATION, a Delaware corporation ("SELLER"), and NOVISTAR, INC., a Delaware corporation ("BUYER").

     Seller is engaged in the business of developing enterprise resource planning software applications for the petroleum exploration and production market and in the related consulting business (the "OEU BUSINESS").

     Buyer is a remarketer of Oracle and Oracle Energy Upstream ("OEU") products in the same market and is familiar with the products of the OEU division.

     Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, certain assets of the OEU Business as described more fully in Section 1.1 on the terms and subject to the conditions set forth in this Agreement.

     Simultaneously herewith, Buyer and Seller are entering into a Series A Stock Purchase Agreement dated the date hereof (the "STOCK PURCHASE AGREEMENT") pursuant to which Seller will accept shares of Buyer's Series A Preferred Stock in partial payment of the purchase price of the Purchased Assets.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  SALE AND PURCHASE

     1.1 TRANSFER OF ASSETS. Subject to the terms and conditions hereof, and subject to the exclusion of the Excluded Assets, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Seller, as of the Closing Date (as defined in Section 1.7), all of Seller's right, title and interest in and to the tangible and intangible assets of Seller primarily used by Seller in the OEU Business, as the same shall exist on the Closing Date (collectively, the "PURCHASED ASSETS"), free and clear of all Liens, except for Liens that constitute Assumed Liabilities, including, without limitation, the following:

          (a) OEU PRODUCTS. The software products set forth on Schedule 1.1(a), including any and all source and object codes, binaries, supplements, modifications, updates, corrections and enhancements to past versions of such products, shipping versions of such products and versions of such products currently under development, in each case as existing as of the Closing Date (collectively, the "OEU PRODUCTS");
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          (b) INTELLECTUAL PROPERTY RIGHTS.  All of Seller's right, title and interest in all Intellectual Property Rights that primarily relate to the OEU Business;

          (c) DOCUMENTATION. Any and all design and code documentation, engineering specifications, technical manuals and data, drawings, engineering work papers, programmer's notes testing materials primarily related to testing and correcting defects in the OEU Products (including, without limitation, regression tests, test beds, test plans, software defect database and historical defect data), and other documents and materials, in each case to the extent they primarily relate to the development, manufacture, operation, maintenance use or support of the Purchased Assets (collectively, "DOCUMENTATION");

          (d) TRANSFERRED AGREEMENTS. All rights of Seller to the Purchased Assets relating to the time period after the Closing Date under the agreements set forth in Schedule 1.1(d), (the "TRANSFERRED AGREEMENTS") between Seller and the third parties named therein;

          (e) MARKETING OR USER MATERIALS. Any and all customer and marketing materials primarily related to the OEU Products, including, without limitation, product documentation, sale and marketing collateral, white papers, performance benchmark reports, customer training materials, sales training materials and sales presentation materials (the "MARKETING OR USER MATERIALS");

          (f) CUSTOMER SUPPORT MATERIALS. Any and all customer support materials primarily related to the OEU Products, including support training materials and support bulletins (the "CUSTOMER SUPPORT MATERIALS");

          (g) TANGIBLE ASSETS. The tangible assets of Seller as set forth in
Schedule 1.1(g);

          (h) BOOKS AND RECORDS. All books and records primarily related to the OEU Business;

          (i) GOODWILL. All of Seller's goodwill primarily related to the OEU Business;

          (j) CLAIMS. All rights of Seller to causes of action, lawsuits, judgments, claims and demands of any nature primarily related to the OEU Business, insofar as such rights arise after the Closing Date; and

          (k) SOFTWARE. Perpetual, non-exclusive licenses to the software listed on Schedule 1.1(k), provided that Buyer shall be solely responsible for all the support and maintenance costs and expenses.

     1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1, the Purchased Assets shall not include the following items of Seller's Property (hereafter referred to collectively as the "EXCLUDED ASSETS"):

          (a) EXCLUDED REAL PROPERTY. All real property and all real property interests of Seller, whether or not utilized in or relating to the OEU Business;

          (b) EXCLUDED INTELLECTUAL PROPERTY RIGHTS. All right, title and interest in any Intellectual Property Rights of Seller not primarily related to the OEU Business, including without

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limitation any Intellectual Property Rights of Seller as to any Oracle Database
or Oracle Financials or any use of the Oracle name, except as stated in Section
5.4. Buyer acknowledges that there are no Patents or patent applications that primarily relate to the OEU Products;

          (c) EXCLUDED SOFTWARE. Any software not primarily related to the OEU Business, including without limitation any Oracle Database and Oracle Financials;

          (d) EXCLUDED CASH AND ACCOUNTS RECEIVABLE; EXCLUDED SALES. All of Seller's right, title and interest in any cash and accounts receivable related to work performed by Seller prior to Closing;

          (e) EXCLUDED AGREEMENTS. All of Seller's right, title and interest in, and rights, remedies and claims of Seller under the contracts and agreements of Seller other than the Transferred Agreements;

          (f) EMPLOYEE BENEFIT PLANS. Any Plans as defined in Section 3.13 or described in Section 6.5; and

          (g) OTHER ASSETS. All of Seller's properties or assets not explicitly included in Section 1.1.

     1.3 ASSUMED LIABILITIES. Buyer shall pay or discharge when due in accordance with their respective terms, Seller's obligations for the Purchased Assets in connection with the written terms of the Transferred Agreements arising after the Closing Date (the "ASSUMED LIABILITIES"), in accordance with the Assignment and Assumption Agreement attached hereto as Exhibit A. Buyer shall not assume, pay or discharge or in any respect be liable for any liability, obligation, commitment or expense of Seller with respect to the Transferred Agreements other than those which arise after the Closing Date. Seller shall remain responsible for any amounts accrued or payable to CNG Producing Company ("CNG") as of the Closing Date pursuant to the Software License and Services Agreement between Seller and CNG dated March 30, 1995 disclosed in Section 3.6 of the Seller Disclosure Schedule.

     1.4 SALES, USE, AND OTHER TAXES. Buyer shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Seller from, any sales or use, transfer, real property gains, excise, stamp, or other similar Tax arising from, imposed on or attributable to the transactions contemplated by this Agreement. Buyer shall not assume or become liable for Seller's income taxes or other business taxes with respect to the OEU Business arising prior to the Closing Date.

     1.5 PURCHASE PRICE; PAYMENT. In consideration of the acquisition of the Purchased Assets, Buyer agrees to pay and deliver to Seller the "PURCHASE PRICE" as follows:

            (a) the "Cash Portion" which shall be equal to $10,000,000 less (i) any Proration for Prepaid Services; and (ii) a hardware and software allowance in the amount of $200,000 for products necessary for the OEU Business which are not covered by Schedule 1.1(g) and Schedule 1.1(k). The Cash Portion shall be payable, by wire transfer of immediately available funds to an account designated by Seller, at the Closing. Prior to Closing, Seller shall calculate the Proration for Prepaid Services and advise Buyer of such amount in

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  writing. If, after the closing, Novistar or Oracle determines that such calculation was done incorrectly such party shall advise the other of the amount of the miscalculation and Novistar shall promptly refund to Oracle or Oracle shall promptly pay to Novistar the amounts necessary to cause the Proration for Prepaid Services to be calculated correctly.

          (b) $10,000,000 by delivery of a Subordinated Promissory Note in the form of Exhibit M (the "NOTE").

          (c) 2,484,395 shares of Series A Preferred Stock of Buyer (the "PURCHASED SHARES"), issued pursuant to the Stock Purchase Agreement. Buyer shall deliver a certificate representing the Purchased Shares (the "CERTIFICATE") to Seller at the Closing. The Purchased Shares shall have the rights, preferences and privileges as set forth on Exhibit B. At Closing, the parties shall enter into a Stockholder's Agreement substantially in the form
  attached as Exhibit C.   The parties agree that the Purchased Shares have a
  fair market value of $9,950,000.

     1.6 ALLOCATION OF PURCHASE PRICE. For purposes of complying with the requirements of Section 1060 of the Code, the Purchase Price shall be allocated as provided in the purchase price allocation schedule (the "PURCHASE PRICE ALLOCATION SCHEDULE") attached hereto as Exhibit D. Each party hereto agrees to prepare its federal and state income tax returns for all current and future tax reporting periods and file Form 8594 (and corresponding state forms) with respect to transfer of the Purchased Assets to Buyer in a manner consistent with such allocation. If any state or federal taxing authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice of such challenge, and the parties shall cooperate in good faith in responding to it in order to preserve the effectiveness of the allocation.

     1.7 CLOSING. Subject to the terms and conditions of this Agreement, the transfer of the Purchased Assets contemplated hereby (the "CLOSING") shall take place on February 18, 2000 or on such other date as the parties may agree (the "CLOSING DATE") at the offices of Oracle Corporation, at 10:00 a.m. local time.

     1.8 ACTIONS AT THE CLOSING. At the Closing, Seller shall deliver the Purchased Assets to Buyer, Buyer shall deliver the Cash Portion and the Certificate to Seller and Buyer and Seller shall take such actions and execute and deliver such agreements, bills of sale, and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

          (a) Seller shall deliver to Buyer a General Bill of Sale substantially in the form of Exhibit F hereto and the Assignment and Assumption Agreement;

          (b) Buyer shall deliver the Cash Portion to Seller in accordance with the provisions of Section 1.5(a);

          (c) Buyer shall deliver the Certificate to Seller in accordance with the provisions of Section 1.5(c) and the other documents deliverable at the Closing pursuant to the Stock Purchase Agreement;

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          (d) Buyer and Seller shall execute and deliver to each other counterparts of the Assignment and Assumption Agreement and each Ancillary Agreement;

          (e) At the Closing, Seller shall deliver to Buyer the closing certificate described in Section 7.2 of this Agreement;

          (f) At the Closing, Buyer shall deliver to Seller the closing certificate described in Section 8.2 of this Agreement; and

          (g) Seller shall deliver all software included within the Purchased Assets electronically and not in tangible form.

SECTION 2 TECHNOLOGY LICENSES

          2.1 CUES LICENSE AGREEMENT. At the Closing, Seller shall deliver to Buyer a copy of the source code for CUES, as such source code exists as of the Closing Date. Buyer shall treat CUES as Seller's confidential information under the terms of the confidentiality agreement specified in Section 10.16 hereof. Seller shall not be obligated to provide any upgrades, revisions, enhancements or updates to, or any technical support for CUES, which is provided "AS IS" with no warranty of any kind, whether express or implied, including the implied warranties of indemnification, merchantability and fitness for a particular purpose. At the Closing, Seller shall grant to Buyer and its Affiliates a worldwide, paid-up, royalty-free, perpetual, non-exclusive right and license to use, copy, modify, distribute, create derivative works of, publicly display and perform CUES (a) for any development purposes, (b) to provide technical support for CUES, (c) to operate its business at no additional charge, and (d) for distribution to third parties solely in object code; provided however, that as a condition precedent to any such distribution, Buyer shall require such third party to enter into a written agreement, which shall include, (i) a disclaimer of any of Seller's warranties or liabilities, (ii) a protection of Seller's proprietary interest in CUES, (iii) an obligation to treat CUES as Seller's confidential information, (iv) an obligation to comply with United States export control laws, and (v) a government sublicense clause. Seller retains all right, title and interest, including all Intellectual Property Rights, to CUES. At the Closing, Seller shall also grant to Buyer and its Affiliates a perpetual, worldwide, nonexclusive and paid-up license to all Intellectual Property Rights owned by Seller necessary to use CUES, as licensed hereunder.


          2.2 OEU LICENSE AGREEMENT. At the Closing, Buyer shall grant to Seller and its Affiliates a worldwide, paid-up, royalty-free, irrevocable, perpetual, non-exclusive right and license to use, copy and modify the Licensed Back Technology (a) for any development purposes, (b) to provide technical support for Licensed Back Technology, (c) to operate its business, and (d) to grant sublicenses, directly or indirectly through Distributors. Seller retains all Intellectual Property Rights in any modifications, extensions and derivative works of the Licensed Back Technology developed by or for Seller. Such Licensed Back Technology is provided "AS IS" with no warranty of any kind, whether express or implied, including the implied warranties of indemnification, merchantability and fitness for a particular purpose. At the Closing, Buyer shall also grant to Seller and its Affiliates a worldwide, paid-up, royalty-free, irrevocable, perpetual, non-exclusive right and license to all the Intellectual Property Rights, which Buyer owns as of the Closing Date or thereafter acquires, necessary to use the Licensed Back Technology as licensed hereunder. Oracle and its Affiliates shall

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have the right to allow their third party consultants to use the Licensed Back
Technology on behalf of Oracle or the Affiliates, provided Seller remains responsible for all such parties' uses.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows, provided that each representation and warranty set forth below is qualified by any exceptions set forth in the Seller Disclosure Schedule attached hereto (the "SELLER DISCLOSURE SCHEDULE"), which exceptions specifically reference the Section(s) qualified by the exceptions:

     3.1 ORGANIZATION. Seller is a corporation duly formed and validly existing under the laws of Delaware, and has full corporate power and authority and legal right to own and operate or lease the Purchased Assets and to carry on the OEU Business as presently conducted, to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Seller pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

     3.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by Seller, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors of Seller, and no other act or proceeding on the part of or on behalf of Seller or its stockholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Seller have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Seller pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Seller pursuant to the provisions hereof and thereof.

     3.3 EXECUTION AND BINDING EFFECT. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and the other agreements and instruments to be executed and delivered by Seller pursuant hereto, upon their execution and delivery by Seller, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Buyer), legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally, and by equitable principles.

     3.4 NO VIOLATION. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller, (b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise permit, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller or any of the properties or assets of Seller may be bound, where such conflict, violation, breach, default or consent would have a material adverse effect on the OEU Business or the Purchased Assets or (c) violate any statute,

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ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Seller or by which any properties or assets of Seller may be bound, where such violation would have a material adverse effect on the OEU Business or the Purchased Assets.

     3.5  PURCHASED ASSETS GENERALLY.

     (a) Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire valid title, license or leasehold interest to the Purchased Assets free and clear of any Liens, other than to the extent and only to the extent set forth on the Seller Disclosure Schedule, and nonexclusive licenses to use the OEU Products granted by Seller to end-users in the ordinary course of business, as set forth on the Seller Disclosure Schedule, and other than Liens created by or through Buyer.

     (b) Except for end-user, nonexclusive licenses pursuant to agreements listed in the Seller Disclosure Schedule, Seller has not granted to any Person or entity, and to Seller's knowledge, no Person other than Seller holds any rights in, or licenses to produce, distribute, license, sublicense, sell, use in development or otherwise use, the OEU Products.

     3.6  INTELLECTUAL PROPERTY.

     (a) To the knowledge of Seller and each of Seller's officers, directors and employees, and Seller's independent contractors, if any, who assisted in the development of the Purchased Assets, the Purchased Assets do not infringe any Intellectual Property Rights of any Person. In the preceding sentence, "knowledge" includes both actual knowledge of infringement and knowledge of facts and/or circumstances that would indicate the likelihood of infringement to a reasonable Person. There is no pending or threatened claim by Seller against any Person for infringement, misuse or misappropriation of any Intellectual Property Rights included in the Purchased Assets (the "INTELLECTUAL PROPERTY ASSETS"). Seller is not obligated under any license or other agreement to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights, with respect to the use thereof or in connection with the OEU Business. Seller has not created any rights in favor of any third party regarding the Intellectual Property Assets other than nonexclusive licenses granted in the ordinary course of the OEU Business. At the Closing, all right, title and interest of Seller in the Intellectual Property Assets will be transferred to Buyer. To the knowledge of Seller, no third party is infringing, misusing or misappropriating any of the Intellectual Property Assets. None of the Intellectual Property Assets are subject to any rights or claims of any former employees, consultants, officers and directors of Seller and former employers of all current and former employees, consultants, officers and directors of Seller.

     (b) Seller has not made any statutory filing or registration, or any related application, with respect to any Patents, Trademarks or Copyrights included in the Intellectual Property Assets.

     (c) Except as set forth on the Seller Disclosure Schedule, no third party software is embedded in, included with or shipped with the OEU Products (whether as a runtime module or otherwise).

     (d) Except as otherwise disclosed in the Seller Disclosure Schedule, to the knowledge of Seller, no material Trade Secret, know-how, confidential information or other Intellectual Property

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Rights included in the Purchased Assets, including without limitation, all source code for any version of the OEU Products, has been materially invalidated or committed to the public domain or disclosed or authorized to be disclosed to a third party other than pursuant to written non-disclosure or confidentiality agreements.

     (e) Except as otherwise disclosed in the Seller Disclosure Schedule, there are currently no claims or assertions filed or, to the knowledge of Seller, threatened against Seller which allege a failure of any of the OEU Products to perform in accordance with the specifications therefor.

     (f) Except as otherwise disclosed in the Seller Disclosure Schedule, each Transferred Agreement is valid, binding and enforceable in accordance with its terms, is in full force and effect, and neither Seller nor, to Seller's knowledge, any other party to such agreement is in material breach, violation or default under any such agreement. Seller has delivered to Buyer true and correct copies of all Transferred Agreements (including any amendments thereto).

     (g) To the knowledge of Seller, the OEU Products, when configured and used according to the documented instructions have the ability to (1) function according to documentation before, during and after January 1, 2000 without changes in operation resulting solely from date changes occurring on and after December 31, 1999; (2) where appropriate, respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and pre-determined manner; (3) where appropriate, store and provide output of date information in a way that is unambiguous as to century; and (4) manage the leap year occurring in the year 2000, following the quad-centennial rule.

     (h) The Documentation and the OEU Products include, without limitation, the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary or explanation, that are necessary to render such materials understandable and usable by a trained computer programmer.

     3.7  EMPLOYEES.

     (a) All employees, consultants, officers, directors and stockholders of Seller that have had access to any material portion of the Purchased Assets are parties to a written agreement ("PROPRIETARY INFORMATION AGREEMENT"), under which each such Person (i) is obligated to disclose and transfer to Seller without the receipt by such Person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for Seller he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for Seller may be concerned, or relate to or are connected with the business, products or projects of Seller, or involve the use of the time, material or facilities of Seller, and (ii) is obligated to maintain the confidentiality of proprietary information of the Seller. To Seller's knowledge, none of Seller's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the OEU Business.

     (b) Except for the Proprietary Information Agreements and employment agreements, there are no written or oral contracts of employment between Seller and any employee of Seller that would affect the OEU Business.

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     3.8  TAXES.  All Taxes for which Buyer could become liable as a result of acquiring the OEU Business or the Purchased Assets or which could result in a lien on or charge against the Purchased Assets have been or will be paid for all periods (or portions thereof) prior to the due dates thereof. There are no Liens for Taxes on any of the Purchased Assets.

     3.9  LITIGATION, OTHER CLAIMS.

     (a) Except as set forth on the Seller Disclosure Schedule, there are no suits, actions, inquiries, proceedings, arbitrations, disputes, claims or investigations, either administrative or judicial, pending or, to the knowledge of Seller, threatened by or against the OEU Business, the employees of the OEU Business or the Purchased Assets at law or in equity or otherwise, whether or not covered by insurance, before or by any court of any Government Entity, domestic or foreign, or before an arbitrator of any kind. Seller is not subject to or in default with respect to any indictment, order, injunction, decree or award of any court, arbitrator or Governmental Entity primarily related to the OEU Business. To the knowledge of Seller, there are no material contingent liabilities primarily relating to the OEU Business that are likely to be asserted and if asserted are likely to have a material adverse effect on the OEU Business.

     (b) There are no grievances or arbitrations pending, or to Seller's knowledge, threatened with respect to the OEU Business. There are no actual, or to Seller's knowledge, threatened strikes or work stoppages with respect to the OEU Business.

     3.10 ENVIRONMENTAL. To the knowledge of Seller, Seller's operation of the OEU Business and ownership of the Purchased Assets are, and have been, in compliance in all material respects with all Applicable Law, permit requirements, use restrictions, and waste control requirements, and no releases of any Hazardous Substance requiring notification to a Governmental Entity have occurred on any of the premises covered by the Lease Agreements included in the Ancillary Agreements. There is no environmental action, suit, proceeding or investigation pending, or, to Seller's knowledge, threatened against or affecting any of the Purchased Assets which could materially and adversely affect the OEU Business or the Purchased Assets, and no governmental entity has served upon Seller any notice claiming any outstanding violation of any environmental statute, ordinance or regulation or noting the need for any repair or redemption with respect to the Purchased Assets, requesting data or access, requiring testing or other investigation relating to environmental conditions, or requiring any change in the Purchased Assets or in Seller's means or methods of conducting the OEU Business.

     3.11 DEFAULTS. Seller is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or any Governmental Entity which could materially adversely affect the OEU Business or any of the Purchased Assets. There does not exist any default by Seller or, to the knowledge of Seller, by any other Person, or event that, with notice or lapse of time, or both, would constitute a default under any agreement (including, without limitation, any of the Transferred Agreements) entered into by Seller as part of the operations of the OEU Business which could materially and adversely affect the OEU Business or the Purchased Assets, and no notices of breach thereof have been received by Seller.

     3.12 BROKERS AND FINDERS. Neither Seller nor any of Seller's officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders fee in connection with the transactions contemplated by this Agreement.

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     3.13 EMPLOYEE BENEFITS.

     (a) Seller made available to Buyer true and complete copies of each of the following (collectively referred to as the "PLANS" and individually referred to as a "PLAN") which is sponsored, maintained or contributed to or by the Seller or its Affiliates for the benefit of current or former employees, officers or directors of the OEU Business or has been so sponsored, maintained or contributed to within six years prior to the Closing Date:

          (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

          (ii) each option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in
Section 3.13(a)(i).

     (b) True, correct and complete copies of each of the Plans, and related trusts if applicable, including all amendments thereto, have been made available to Buyer. There has also been made available to Buyer, with respect to each Plan required to file such report, the Form 5500 and all required schedules thereto for the past 3 years, the summary plan description, and any other written communication describing each Plan and the classification of employees covered by each Plan as of the date of the balance sheet included in the financial information referred to in Section 3.16.

     3.14 COMPLIANCE WITH LAW. To the knowledge of Seller, Seller's use of the Purchased Assets and conduct of the OEU Business are in material compliance with all, and not in material violation of any, and no condition exists that with notice or lapse of time or both would cause Seller's use of the Purchased Assets or conduct of the OEU Business not to be in material compliance with or in material violation of any, applicable federal, state, local, foreign or other governmental laws or ordinances, or any order, rule or regulation of any Governmental Entity to which the OEU Business or Purchased Assets are subject (including, without limitation, all recordkeeping and reporting requirements thereof); nor has Seller, to its knowledge, failed to obtain or to adhere to the requirements of any government license, permit or authorization material to the ownership of the Purchased Assets or the conduct of the OEU Business.

     3.15 FINANCIAL INFORMATION. The financial information with respect to the OEU Business provided to Buyer on December 14, 1999 fairly presents the financial information contained therein, as of the date thereof, to the extent material to the OEU Business as a whole, but is not intended to constitute financial statements prepared in accordance with generally accepted accounting principles.

     3.16 UNDISCLOSED LIABILITIES. Except as set forth on the Seller Disclosure Schedule, to the knowledge of Seller, Seller is not, and will not be as of the Closing Date, liable for or subject to any material Liabilities primarily related to the OEU Business except (a) Liabilities adequately and specifically disclosed or reserved for on the balance sheet included in the financial information referred to in Section 3.16 and not heretofore paid or discharged,
(b) Liabilities incurred, consistent
with past practices, in or as a result of the ordinary course of the OEU Business, and in accordance with this Agreement, since the date of such balance sheet and (c) contingent liabilities, to which the last sentence of Section 3.9(a) applies.

     3.17 TITLE TO PURCHASED ASSETS. Seller has good and marketable title to all Purchased Assets free and clear of any Lien or any covenant or other restriction preventing or limiting the right of Seller in the use of any such Purchased Asset. Except as set forth on the Seller Disclosure Schedule, no Purchased Asset is subject to any covenant or other restriction which may prevent or limit the right of Seller to sell any of the Purchased Assets to Buyer as contemplated in this Agreement. All material equipment and other tangible assets included in the Purchased Assets are in such operating condition and repair as to permit the conduct of the OEU Business.

     3.18 LICENSES AND AUTHORIZATIONS. Other than general business licenses which do not specifically relate to the OEU Business, there are no material governmental licenses, permits, consents, franchises, certificates of compliance or other authorizations from, or pending applications to, any Person or Governmental Entity held by Seller and necessary for the conduct of the OEU Business at the date hereof.

     3.19 CONTRACTS AND COMMITMENTS. Except as set forth on the Seller Disclosure Schedule, Seller is not a party to and Seller and the Purchased Assets and OEU Business are not bound by any material written or oral contract as currently in effect that primarily relates to the OEU Business (a "CONTRACT"), including the following:

          (i) Contract with any present or former stockholder, director, officer, employee, consultant or advisor of Seller or any Affiliate of any of the foregoing;

          (ii) Contract or understanding in the nature of a bonus, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance, vacation, severance or similar plan or practice, formal or informal, with respect to its officers, employees or others;

          (iii) Contract or other arrangement in the nature of a settlement or a conciliation agreement arising out of any allegation or claim, actual or potential, of any illegal, unfair or improper employment practices or policies of Seller;

          (iv) Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell or supply products or to perform services;

          (v) Distributorship, representative or sales agency agreement, contract or commitment; and

          (vi) Contract limiting or restraining Seller from engaging or competing in any lines of business with any Person.

Except as may be disclosed on the Seller Disclosure Schedule, all of the Contracts listed on such Schedule are in full force and effect; Seller and, to Seller's knowledge, the other parties thereto are in material compliance with the material provisions thereof; except as may be disclosed on such Schedule, neither Seller nor, to Seller's knowledge, any other party is in material default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder. All Contracts listed on any Schedule hereto that were entered into or executed after May 31, 1999 are specifically identified on such Schedule.

     3.20 NO CHANGES. Except as set forth on the Seller Disclosure Schedule, since May 31, 1999, the Seller has not done any of the following:

          (i) incurred any Liabilities relating to the OEU Business other than Liabilities incurred in the ordinary course of the OEU Business consistent with past practice, or failed to pay or discharge when due any Liabilities primarily related to the OEU Business the failure to pay or discharge of which has caused or may cause any material damage or risk of material loss to Seller, the OEU Business or the Purchased Assets;

          (ii) sold, assigned or transferred any of the assets or properties primarily used in the OEU Business except in the ordinary course of business consistent with past practice;

          (iii) made or suffered any amendment or termination of any material Contract primarily relating to the OEU Business, or canceled, modified or waived any debts or claims held by it primarily relating to the OEU Business, other than in the ordinary course of business consistent with past practice;

          (iv) suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the OEU Business or the Purchased Assets or suffered any change in the financial condition of the OEU Business which has had or might reasonably be expected to have a materially adverse effect on the OEU Business or the Purchased Assets;

          (v) suffered any material adverse change or any threat of a material adverse change in its relations with, or any loss or threat of loss of, any of its major vendors, clients, customers, franchisees or distributors related to the OEU Business;

          (vi) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its officers or employees engaged primarily in the OEU Business (excluding increases made to employees consistent with past practice), or made any increase in, or any additions to, other benefits to which any of its officers or employees primarily engaged in the OEU Business may be entitled;

          (vii) changed any of the accounting principles followed by it in the OEU Business or the methods of applying such principles; or

          (viii) entered into any transaction related to the OEU Business other than in the ordinary course of business consistent with past practice.

Seller recognizes that the OEU Business has been adversely affected by the pendency of its sale.

     3.21 FULL DISCLOSURE. No representation or warranty by Seller in this Agreement or in any document to be delivered by Seller pursuant hereto, and no statement, list, certificate or instrument furnished or to be furnished to Buyer pursuant hereto (including the Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading.

     3.22 CERTAIN BUSINESS PRACTICES. Seller and Seller's directors, officers, agents and employees have not, in connection with the OEU Business: (i) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (ii) made any other unlawful payment.

          3.23 DISCLAIMER. SELLER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FREEDOM FROM DEFECTS OR FITNESS FOR A PARTICULAR PURPOSE. Buyer acknowledges that it is familiar with the Purchased Assets and is not relying on anything other than the representations and warranties expressly set forth in this Section 3.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows, provided that each representation and warranty set forth below is qualified by any exceptions set forth in the Buyer Disclosure Schedule attached hereto (the "BUYER DISCLOSURE SCHEDULE"), which exceptions specifically reference the Section(s) qualified by the exceptions:

     4.1 ORGANIZATION. Buyer is a corporation duly formed and validly existing under the laws of Delaware, and has full corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

     4.2 AUTHORITY. The execution and delivery of this Agreement (and all other agreements and instruments contemplated hereunder) by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors of Buyer, and no other act or proceeding on the part of Buyer or its stockholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Buyer have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Buyer pursuant to the provisions hereof and thereof.

     4.3 EXECUTION AND BINDING EFFECT. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, upon their execution and delivery by Buyer, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Seller), legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by equitable principles.

     4.4 NO VIOLATION. Neither the execution, delivery and performance of this Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer,
(b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, where such conflict, violation, breach, default or consent would have a material adverse effect on the business or assets of Buyer or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any of its properties or assets may be bound, where such violation would have a material adverse effect on the business or assets of Buyer.

     4.5 BROKERS AND FINDERS. Neither Buyer nor any of Buyer's officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders fee in connection with the transactions contemplated by this Agreement.

     4.6 NO LITIGATION AFFECTING TRANSACTION. There are no suits, actions, claims, proceedings or investigations pending in which Buyer has been served or otherwise provided with formal notice seeking to prevent or challenging the transactions provided for herein, and Buyer has no knowledge of any such suits, actions, claims, proceedings or investigations which have been threatened by any Person or Governmental Entity.

     4.7  FINANCING.   Buyer has sufficient cash necessary to pay the
Cash Portion of the Purchase Price contemplated herein and such funds are not necessary to operate the business of Buyer in the ordinary course of business. Buyer has provided Seller with documentation evidencing the sources of such funding, and the commitments evidenced in such documentation remain in full force and effect on the terms stated therein.

SECTION 5.  COVENANTS

     5.1 NON COMPETITION AGREEMENT. Except as provided in the Seller Disclosure Schedule and Section 5.3, for five years after the Closing Date, Seller shall not directly or indirectly (i) develop, host or market to customers generally (subject to Section 2.2) products that compete with or include functionality substantially similar in functionality to any or all of the OEU Products as such OEU Products exist as of the Closing Date, or (ii) perform consulting services that primarily relate to any or all of the OEU Products as such OEU Products exist as of the Closing Date. Notwithstanding the preceding sentence, Seller retains the right to develop and market general purpose products (including without limitation, financial applications and database products) that contain incidental functionality of the OEU Products, and to develop and market general purpose products in the OEU market. Use of the license of Section 2.2 to compete with Buyer's use of the OEU Products would be a breach of this Section.

     5.2 SUPPORT. Upon signing, Buyer and Seller shall notify in writing all of the customers of the OEU Products that Buyer has agreed to acquire the OEU Products, that all update and support services shall become the responsibility of Buyer upon Closing, that such update and support services will be provided in accordance with the customer's existing support terms, and Buyer will provide all customers of the OEU Products with Buyer's support telephone number. If after the Closing Date, (i) Seller's support representatives receive telephone calls from customers of the OEU Products related to the OEU Products, Seller's support representatives will inform the callers of Buyer's support telephone number and will perform a "warm" hand-over of such callers to Buyer's support representative. Seller's support representative will place the caller on hold and dial a telephone number into Buyer's support queue. When connected to a Buyer support representative, Seller's support representative will explain the purpose of the call, will conference in the caller, perform the necessary introductions and drop off the call; (ii) Buyer's support representatives receive telephone calls from customers of the OEU Products unrelated to the OEU Products but related to Seller's other products, Buyer's support representatives will inform the callers of Seller's support telephone number and will perform a "warm" hand-over of such callers to Seller's support representative. Buyer's support representative will place the caller on hold and dial a telephone number into Seller's support queue. When connected to a Seller support representative, Buyer's support representative will explain the purpose of the call, will conference in the caller, perform the necessary introductions and drop off the call.

     5.3 ADCO AND K.S.C. CONTRACTS. Upon Closing, Buyer and Seller will jointly work to satisfy the requirements of Contracts Nos. 5042 and 5043 between Abu Dhabi Company for Onshore Oil Operations and Seller, effective February 27, 1999 and February 15, 1999, respectively, (collectively, the "ADCO CONTRACTS"). Each party shall keep track of the expenses incurred by such party, including the costs of employees and overhead. The amounts of such costs shall be paid quarterly by Seller or when due if sooner. One half of the amounts incurred by Seller, Buyer and Torch Energy Advisors, Inc. in connection with the completion of the ADCO Contracts shall be added to the principal amount of the Note quarterly. Seller remains liable for its present obligations related to the OEU Products pursuant to the Financial Services & Human Resources Software Implementation Contract between Kuwait Oil Company (K.S.C.) and JMT-Alghanim & Sons General Trading and Contracting Company, made June 15, 1998.

     5.4 USE OF NAME. For nine months after the Closing Date and not thereafter, Seller shall allow Buyer to use the term "formerly known as Oracle Energy Upstream" in reference to the OEU Products and services.

     5.5 PUBLIC ANNOUNCEMENTS. Buyer and Seller shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the Exhibits hereto) and the transactions contemplated herein. Neither Buyer or Seller will make any public disclosure with respect to the transactions described or contemplated in this Agreement unless both parties agree on the text and timing of such public disclosure; provided, however, that nothing contained herein shall prevent either party at any time from furnishing any information to any Governmental Entity or prevent Buyer or Seller from issuing any release when it believes in its sole discretion it is legally required to do so.

     5.6 NO IMPLIED LICENSE. Nothing set forth in this Agreement or the Exhibits or Schedules hereto or in any other agreement or document delivered or executed pursuant to this Agreement or any other document or agreement contemplated hereby or in connection with the transactions contemplated hereby or thereby shall confer upon Buyer any implied license to use any Intellectual Property Rights of Seller not specifically granted, assigned or licensed to Buyer pursuant to this Agreement or such other documents or agreements.

     5.7 AUDITS. Seller will, and will cause its officers, employees and auditors to, cooperate with Buyer and Buyer's auditors in preparing audited financial statements of the OEU Business for periods prior to the Closing. Such cooperation will include providing Buyer and its auditors reasonable access during business hours to financial information of Seller, and the execution of customary management letters addressed to Buyer's auditors.

     5.8 BUYER STATUTORY FILINGS. Seller shall cooperate fully with Buyer in preparing and filing all information and documents deemed necessary or desirable by Buyer under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement, including but not limited to the HSR Act. Seller shall pay one-half of all filing fees incurred by Buyer in connection with any filings under the HSR Act.

     5.9 SELLER STATUTORY FILINGS. Buyer shall cooperate fully with Seller in preparing and filing all information and documents deemed necessary or desirable by Seller under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement, including but not limited to the HSR Act.

     5.10 CONSENTS. Seller shall use its reasonable best efforts to acquire and deliver to Buyer at the Closing all consents necessary to transfer the Purchased Assets. To the extent that the rights of Seller under any Transferred Agreement, commitment, license, right, lease or other asset to be assigned to the Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights to the asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, shall act after the Closing as the Buyer's agent in order to obtain for the Buyer the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with the Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

     5.11 TRADEMARKS. Following the Closing, Buyer may seek registration of Trademarks related to the OEU Business. Seller will, upon Buyer's request, undertake reasonable efforts to assist Buyer with respect to the registration of trademarks related to the OEU business so long as such marks do not contain "Oracle" or any terms which may be confusingly similar to any of Seller's Trademarks not used exclusively for the OEU Business. To the extent Seller has any right, title, interest and associated goodwill in the term "Energy Upstream," Seller hereby assigns all such interest to Buyer.

SECTION 6.  EMPLOYEE MATTERS

     6.1 OFFERS OF EMPLOYMENT. The Buyer Disclosure Schedule attached to this Agreement sets forth a list of the employees of Seller currently employed in the OEU Business to whom Buyer intends to offer employment with Buyer after the Closing Date (the "EMPLOYEES"). The Seller

Disclosure Schedule includes the names, home addresses, compensation levels and job titles of all Employees. Buyer has contacted the Employees for the purposes of making offers of employment with Buyer after the Closing Date and receiving written acceptances of such employment (in each case contingent on consummation of the transactions contemplated by this Agreement). Buyer shall hire all Employees to whom it has made an offer of employment in accordance with this
Section 6.1 and who have accepted such offer prior to Closing. Each such Employee who is employed by Seller on the Closing Date and who actually transfers to employment with Buyer after the Closing Date in accordance with the foregoing is hereafter referred to as a "TRANSFERRED EMPLOYEE". The employment of the Transferred Employees by Seller shall end at the close of business on the Closing Date and the employment of the Transferred Employees by Buyer shall commence at 12:01 a.m. on the day after the Closing Date. Transferred Employees shall not include any person on a disability leave unless specifically identified by Buyer on the Buyer Disclosure Schedule.

     6.2 COMPENSATION AND BENEFITS OF TRANSFERRED EMPLOYEES. Immediately after Closing, Transferred Employees shall receive salaries from Buyer no less favorable than salaries received by them prior to the Closing Date from Seller. The other terms of employment offered to Transferred Employees by Buyer shall be competitive with market conditions, as determined by Buyer in its reasonable business judgment. Transferred Employees shall receive standard Buyer employee benefits for employees of comparable status. Coverage for Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the day after the Closing Date. Buyer shall give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service (including time during approved leaves of absences of less than twenty-six (26) weeks) with Seller for purposes of determining participation and benefit levels under all of Buyer's vacation policies.

     6.3 NO RIGHT TO CONTINUED EMPLOYMENT OR BENEFITS. No provision in this Agreement shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued employment (or resumed employment) with Seller or Buyer or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by Seller or Buyer. Except as otherwise expressly provided, Buyer is under no obligation to hire any employee of Seller, provide any Employee with any particular benefits, or make any payments or provide any benefits to those employees of Seller whom Buyer chooses not to employ.

     6.4 FICA, EMPLOYMENT TAXES. Buyer shall be responsible for all FICA, payroll and employment taxes relating to the Transferred Employees commencing from the time they become Transferred Employees.

     6.5 SELLER EMPLOYEE BENEFIT PLANS. Buyer shall not assume or have any responsibility for any Seller Plans or Commonly Controlled Entity benefit plans or programs. Seller shall give all notices and provide insurance coverage, if any, in connection with this transaction required by the Consolidated Omnibus Budget Reconciliation Act of 1985 and Health Insurance Portability and Accountability Act and any other applicable law prior to Closing or in a timely manner thereafter. Seller shall indemnify Buyer for any loss or claim Buyer may incur in connection with the Seller's obligations in the preceding sentence. This indemnity is exclusive of any other indemnity provided by Seller in this Agreement with respect to the subject matter of this Section 6.5.

     6.6 WARN. Seller shall indemnify and hold Buyer harmless from any loss or claims Buyer may incur due to the termination by Seller of Seller's employees with respect to, arising under or relating to the Worker Adjustment and Retraining Notification Act and any other similar state or local "plant-closing" or severance pay law as a result of the transactions contemplated by this Agreement. This indemnity is exclusive of any other indemnity provided in this Agreement.

     6.7 REIMBURSEMENT RE: DEREK AUSTIN. Within ten (10) days after each pay period, Buyer shall reimburse Seller for all the associated costs and expenses of keeping Derek Austin on Seller's payroll until he is admitted as a temporary employee under the H-2B classification of 8 CFR Part 214.2(h). Seller will not terminate Mr. Austin's employment without Buyer's consent and will not materially change the compensation or benefits paid to Mr. Austin without Buyer's prior consent, which will not be unreasonably withheld. For so long as Mr. Austin is employed by Seller, Seller shall make the full time services of Mr. Austin available to Buyer.

     6.8 REIMBURSEMENT RE: ANIL SRIRAM. Within ten (10) days after each pay period, Buyer shall reimburse Seller for all the associated costs and expenses of keeping Anil Sriram on Seller's payroll until the earlier of (i) eight (8) months following the Closing Date or (ii) such time when Buyer shall notify Seller in writing to discontinue retaining Mr. Sriram on Seller's payroll. For as long as Mr. Sriram is employed by Seller, Seller shall make the full time services of Mr. Sriram available to Buyer.

     6.9 SEVERANCE PAYMENTS. Seller shall transfer to Buyer the severance payments payable by Seller to employees of Seller currently employed in the OEU Business who accept employment with Buyer "Accepting Employees" upon single
notice by Buyer of acceptance of employment by Accepting Employees.   The amount
of the severance payment shall be equal to Seller's standard severance package for each of the Accepting Employees. Buyer shall use such amounts solely for payment to the respective Accepting Employees as retention bonuses to be paid within one (1) year of the Closing Date.

SECTION 7.  CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by Buyer in writing, except as otherwise provided by law:

     7.1  REPRESENTATIONS AND WARRANTIES.   The representations and warranties
of Seller contained in Section 3 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

     7.2 CLOSING CERTIFICATE. Seller shall have delivered to Buyer a certificate dated the date of the Closing that the conditions specified in Sections 7.1 and 7.3 are satisfied. Such certificate shall be deemed a representation and warranty of Seller under Section 3 for all purposes of this Agreement.

     7.3 PERFORMANCE. Seller shall have performed and complied in all material respects with all covenants required herein to be performed or complied with by the Seller on or before the Closing.

     7.4 CONSENTS. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from, Governmental Entities required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties, including consents to assignment of the Transferred Agreements, required under this Agreement to have been obtained prior to Closing shall have been obtained, including the expiration of any waiting period under the HSR Act.

     7.5 OTHER AGREEMENTS. Seller shall have executed, delivered and consummated each of the Ancillary Agreements and such agreements shall be in full force and effect.

     7.6  NO PROCEEDING OR LITIGATION.

          (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement, other than a statute, rule, regulation or order which requires a consent of a Governmental Entity by reason of a customer contract relationship between Seller and such Governmental Entity and where the failure to obtain such consent will not have a material adverse effect on the Purchased Assets or the OEU Business.

          (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against Seller or Buyer, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages.

SECTION 8.  CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by Seller, except as otherwise provided by law.

     8.1  REPRESENTATIONS AND WARRANTIES.   The representations and warranties
of the Buyer contained in Section 4 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

     8.2 CLOSING CERTIFICATE. Buyer shall have delivered to Seller a certificate dated the date of the Closing that the conditions specified in
Sections 8.1 and 8.3 are satisfied.   Such certificate shall be deemed a
representation and warranty of Buyer under Section 4 for all purposes of this Agreement.

     8.3 PERFORMANCE. Buyer shall have performed and complied in all material respects with all covenants required herein to be performed or complied with by the Buyer on or before the Closing.

     8.4 CONSENTS. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from, Governmental Entities required to consummate the transactions contemplated hereby and all consents, approvals and waivers from third parties required under this Agreement to have been obtained prior to Closing shall have been obtained, including the expiration of any waiting period under the HSR Act.

     8.5 OTHER AGREEMENTS. Buyer shall have executed, delivered and consummated each of the Ancillary Agreements and such agreements shall be in full force and effect.

     8.6  NO PROCEEDING OR LITIGATION.

          (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

          (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against Seller or Buyer, or any of their respective affiliates, associates, officers or directors, seeking to prevent the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages.

     8.7 OFFER OF EMPLOYMENT. Buyer shall have made an offer of employment to all Seller employees listed in the Buyer Disclosure Schedule.

SECTION 9.  INDEMNIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller in Section 3 and Buyer in Section 4 shall survive for a period of 2 years after the Closing Date.

     9.2 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold harmless Buyer, each direct and indirect subsidiary of Buyer and each of their officers, directors, employees and agents ("BUYER INDEMNITEES") for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses and interest on the amount of any loss from the date suffered or incurred by Buyer Indemnitee) (a "LOSS") arising out of, resulting from or caused by:

          (a) Seller's breach or the inaccuracy of any of Seller's representations warranties, covenants, or agreements in this Agreement,

          (b) the conduct and operation of the OEU Business on or before the Closing Date,

          (c) the sale, license, use or operation of the Purchased Assets on or before the Closing Date,

          (d)  the Transferred Agreements on or before the Closing Date, and

          (e) the contract dispute between Seller and Phillips Petroleum Company referenced in Section 3.9 of the Seller Disclosure Schedule.

Any claim for breach of a representation or warranty pursuant to subsection (a) of this Section 9.2 must be made prior to the second anniversary of the Closing Date and claims made under subsections (b) through (c) of this Section 9.2 may be made at any time subject only to the applicable statute of limitations; provided, however, that Seller's aggregate liability for claims made under subsection (a) solely for breaches of representations and warranties under Sections 3.5 through 3.23 shall not exceed $10,000,000; and provided further that Seller shall have no liability for such claims until the aggregate amount of all such claims made hereunder by Buyer Indemnitees exceeds $100,000, at which time Seller shall be liable for all such claims in excess of $100,000. The indemnity provided in this Section 9.2 is Buyer's exclusive remedy for Seller's breach of its representations and warranties.

     9.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Seller, each direct and indirect subsidiary of Seller and each of their officers, directors, employees and agents ("SELLER INDEMNITEES") for any and all Losses arising out of, resulting from or caused by:

          (a) Buyer's breach or the inaccuracy of any of Buyer's representations warranties, covenants, or agreements in this Agreement;

          (b) a liability or obligation, including, without limitation, those relating to Taxes, (whether known or unknown, accrued or not accrued, fixed and determined or contingent) of Buyer or any direct or indirect subsidiary of Buyer to which all or any part of the business is transferred arising out of or resulting from the operation of the OEU Business after the Closing Date, other than a liability or obligation for which any Buyer Indemnitee is entitled to indemnification from Seller pursuant to the provisions of Section 9.2(a);

          (c) the sale, license, use or operation of the Purchased Assets after the Closing Date; and

          (d) any claim arising out of the failure of Buyer to perform its obligations arising after the Closing under the Transferred Agreements.

Any claim for breach of a representation or warranty pursuant to subsection (a) of this Section 9.3 must be made prior to the second anniversary of the Closing Date and claims made under subsections (b) through (c) of this Section 9.3 may be made at any time subject only to the applicable statute of limitations; provided, however, that Buyer's aggregate liability for claims made under subsection (a) solely for breaches of representations and warranties under Sections 4.5 through 4.7 shall not exceed $10,000,000; and provided further that Buyer shall have no liability for such claims until the aggregate amount of all such claims made hereunder by Seller Indemnitees exceeds $100,000, at which time
Buyer shall be liable for all such claims in excess of $100,000.   The indemnity
provided in this Section 9.3 is Seller's exclusive remedy for Buyer's breach of its representations and warranties.

     9.4  INDEMNIFICATION PROCEDURE.

          (a) Whenever any Loss shall be asserted against or incurred by a Buyer Indemnitee or Seller Indemnitee (the "INDEMNIFIED PARTY"), the Indemnified Party shall give written notice thereof (a "CLAIM") to the Seller or Buyer, respectively (the "INDEMNIFYING PARTY"). The Indemnified Party shall furnish to the Indemnifying Party in reasonable detail such information as the Indemnified Party may have with respect to the Claim (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). The failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement.

          (b) If the Claim is based on a claim of a Person that is not a party to this Agreement, the Indemnifying Party shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party, within a reasonable time after receiving notice of a Claim from the Indemnified Party, fails to defend the Claim, the Indemnified Party may, at the Indemnifying Party's expense, undertake the defense of the Claim and may compromise or settle the Claim, all for the account of the Indemnifying Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 9.4 for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except for such expenses incurred in connection with cooperation with, or at the request of, the Indemnifying Party; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment, based upon the advice of counsel, it is advisable, in light of the separate interests of the Indemnified Party and the Indemnifying Party, for the Indemnified Party to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party.

          (c) The Indemnifying Party shall not, except with the consent of the Indemnified Party, given in its sole discretion, consent to entry of any judgment or enter into any settlement.

SECTION 10.  GENERAL TERMS AND CONDITIONS

     10.1 NOTICES. Any notice under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or transmitted by facsimile or 2 business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, addressed as follows:

     (a)  If to Seller:

          Oracle Corporation
          500 Oracle Parkway 5op7
          Redwood Shores, California 94065
          Attention: General Counsel
          Facsimile Number: (650) 506-7114

          With a copy to:


          McCutchen, Doyle, Brown & Enersen, LLP
          3150 Porter Drive
          Palo Alto, California 94304
          Attention: Bartley C. Deamer, Esq.
          Facsimile Number: (650) 849-4800

     (b)  If to Buyer:

          Novistar, Inc.
          1331 Lamar, Suite 1650
          Houston, Texas 77010
          Attention: Roland E. Sledge
          Facsimile Number: (713) 655-1711

          With a copy to:

          Haynes and Boone, L.L.P.
          1000 Louisiana, Suite 4300
          Houston, Texas  77002
          Attention:  Guy Young
          Facsimile Number:  (713) 236-5699

or at such other address as the intended recipient previously shall have designated by written notice to the other party.

     10.2 FORCE MAJEURE. No party hereto shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by any event or condition not existing as of the date of this Agreement (unless reasonably foreseeable by such party) and not reasonably within the control of the affected party, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage embargoes, blockage, acts of Governmental Entities, riots, insurrections, or any other cause beyond the control of the parties; provided, only, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

     10.3 NO AGENCY. This Agreement shall not constitute an appointment of any of the parties hereto as the legal representative or agent of any other party hereto nor shall any party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto.

     10.4 SEVERABILITY. In the event any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Agreement or unless the invalid or unenforceable provisions comprise an integral part of, or are inseparable from, the remainder of this Agreement. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

     10.5 ASSIGNMENT AND SUCCESSION. Except as expressly permitted herein, no party may assign or otherwise transfer any rights, interests or obligations under this Agreement other than to a wholly-owned subsidiary without the prior written consent of the other party which consent may be withheld in the sole and absolute discretion of such party for any reason whatsoever or for no reason and any attempted assignment in violation of this provision shall be void and of no effect.

     10.6 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective without the written concurrence of the other party hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any party in any case shall entitle any other party to any other or further notice or demand in similar or other circumstances.

     10.7 FURTHER ASSURANCES. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement, the transfer of the Purchased Assets to Buyer, the vesting in Buyer of title to the Purchased Assets in accordance with the provisions of this Agreement, and the correction of errors and defects in any such documents.

     10.8 ABSENCE OF THIRD PARTY BENEFICIARIES. No provisions of this Agreement, express or implied, are intended or shall be construed to confer upon or give to any Person other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement unless specifically provided otherwise herein, and except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     10.9 GOVERNING LAW, JURISDICTION. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, without reference to the choice-of-law principles thereof. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Buyer and Seller agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

     10.10 INTERPRETATION. This Agreement, including any Exhibits, addenda, Schedules and amendments, has been negotiated at arm's length and between Persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code
Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

     10.11 ENTIRE AGREEMENT. The terms of this Agreement, the Stock Purchase Agreement and the other writings referred to herein and delivered by the parties hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, together with the Exhibits and Schedules hereto and the Stock Purchase Agreement, shall constitute the complete and exclusive statement of its terms. The parties acknowledge and agree that this Agreement and Exhibits and Schedules hereto and the Stock Purchase Agreement constitute the agreements necessary to accomplish the transactions contemplated by this Agreement and are parts of an integrated arrangement between the parties with respect to the purchase and sale of the Purchased Assets.

     10.12 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     10.13 EXPENSES. Each of the parties agrees to pay its own expenses in connection with the transactions contemplated by this Agreement, including without limitation legal, consulting, accounting and investment banking fees, whether or not such transactions are consummated.

     10.14 CONSENTS. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     10.15 HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     10.16 CONFIDENTIALITY. The confidentiality agreement between Buyer and Seller dated June 14, 1999 shall apply to the transactions contemplated by this Agreement.

SECTION 11.  GLOSSARY

        ADCO CONTRACTS - Section 5.3.

        AFFILIATES - any Person controlling, controlled by or under common control with Seller, such control being exercised through the ownership or control, directly or indirectly, of more than 40% of the voting power of the shares entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter, provided that such Person shall be considered an Affiliate of that party only during the time such ownership or control exists.

        AGREEMENT - introductory paragraphs.

        ANCILLARY AGREEMENTS - includes each of the following agreements:

          Stockholders Agreement in the form of Exhibit C;

          Sublease Agreement and Furniture and Equipment Lease in the form of Exhibit E;

          Sales Addendum in the form of Exhibit G;

          Software License and Services Agreement in the form of Exhibit H;

     Oracle Alliance Agreement in the form of Exhibit I;

     Network Access Agreement in the form of Exhibit J;

     Amendment Two to the Order Form in the form of Exhibit K;

     Amendment No. 1 to the Oracle Alliance Agreement in the form of Exhibit L;

     Subordinated Promissory Note in the form of Exhibit M;

     Full Use Sublicense Addendum in the form of Exhibit N;

     Amendment No. 1 to the Full Use Sublicense Addendum in the form of
   Exhibit O;

     Tutor Program Order Form Attachment in the form of Exhibit P;

     Amendment No. 1 to the Software License and Services Agreement in the form of Exhibit Q;

     Services Provider Agreement in the form of Exhibit R; and

     Side Letter in the form of Exhibit S.

   APPLICABLE LAW - any local, state, federal and/or foreign law or regulation that governs the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes or other activities involving hazardous substances, including building materials.

     ASSIGNMENT AND ASSUMPTION AGREEMENT - the agreement in the form of Exhibit A.

     ASSUMED LIABILITIES - Section 1.3.

     BUYER - introductory paragraph.

     BUYER DISCLOSURE SCHEDULE - Section 4.

     BUYER INDEMNITEES - Section 9.2.

     CASH PORTION - Section 1.5(a).

     CERTIFICATE - Section 1.5(c).

     CLAIM - Section 9.4(a).

     CLOSING - Section 1.7.

     CLOSING DATE - Section 1.7.

     CODE - the Internal Revenue Code of 1986, as amended.

     COMMONLY CONTROLLED ENTITY - any corporation, trade, business or entity under common control or a member of an affiliated service group with the Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

     CONTRACTS - Section 3.19.

     COPYRIGHTS - all copyright rights, and all other literary property and author rights, and all rights, title and interests in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world.

     CUES - Canadian Upstream Energy Solution, a separate product developed by Seller's Affiliate in Canada.

     CUSTOMER SUPPORT MATERIALS - Section 1.1(f).

     DISTRIBUTOR - a third party, including any Seller's Affiliate, that is appointed by Seller or its Distributor to market and sublicense the Licensed Back Technology under the terms of Section 2.2. The term "Distributor" shall include, but not be limited to, resellers, original equipment manufacturers, value added relicensors, dealers, agents and subdistributors.

     DOCUMENTATION - Section 1.1(c).

     EMPLOYEES - Section 6.1.

     ERISA - Section 3.13(a).

     EXCLUDED ASSETS - Section 1.2.

     GOVERNMENTAL ENTITY - any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

     HSR ACT - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder.

     HAZARDOUS SUBSTANCE - any substance which is listed or otherwise defined as "hazardous" or "toxic" under Applicable Law; as well as any petroleum product or nuclear materials.

     INDEMNIFIED PARTY - Section 9.4(a).

     INDEMNIFYING PARTY - Section 9.4(a).

     INTELLECTUAL PROPERTY ASSETS - Section 3.6(a).

     INTELLECTUAL PROPERTY RIGHTS - all Patents, Trade Secrets, Copyrights, mask work rights, moral rights, trade names, Trademarks, rights in trade dress and all other intellectual property rights worldwide, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of the foregoing.

     LIABILITIES - all liabilities, obligations or claims, direct or indirect, absolute or contingent, known or unknown.

     LICENSED BACK TECHNOLOGY - any portion of the OEU Products and Documentation which are, as of the Closing Date, used in or incorporated in Seller's or its Affiliates' products or services, other than OEU Products.

     LIENS - mortgages, pledges, liens, security interests, encumbrances, charges or other claims of third parties of any kind, other than non-exclusive licenses to use the OEU Products granted by Seller to end-users in the ordinary course of business.

     LOSS - Section 9.2.

     MARKETING OR USER MATERIALS - Section 1.1(e).

     NOTE - Section 1.5(b).

     OEU - introductory paragraphs.

     OEU BUSINESS - introductory paragraphs.

     OEU PRODUCTS - Section 1.1(a).

     ORACLE DATABASE - any software developed or marketed by Oracle which either
(i) is commonly known as a "database," or (ii) performs functions similar to software commonly known as a "database."

     ORACLE FINANCIALS - the range of software products marketed by Oracle under the name "Oracle Financials."

     PATENTS - all patent rights and all rights, title and interest in all letters patent or equivalent rights and applications for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and other government issued or granted indicia of invention ownership including any reissue, extension, division, continuation or continuation-in-part applications throughout the world.

     PERSON - any individual, corporation, partnership, trust. limited liability company or unincorporated organization or Governmental Entity.

     PLAN -  Section 3.13(a).

     PROPERTY - any interest in any real, personal or mixed property, whether tangible or intangible.

     PROPRIETARY INFORMATION AGREEMENT - Section 3.7(a).

     PRORATION FOR PREPAID SERVICES - the sum of the following for each Transferred Agreement with respect to which Seller has received payment for services to be rendered in the future: the amounts paid to Seller as compensation for Seller's obligation to render services in the future multiplied by a fraction, the numerator of which is the number of days Seller is obligated to render services under the Transferred Agreement after the Closing Date and the denominator of which is the total number of days that Seller is obligated to render services under the Transferred Agreement.

     PURCHASED ASSETS - Section 1.1.

     PURCHASED SHARES - Section 1.5(c).

     PURCHASE PRICE - Section 1.5.

     PURCHASE PRICE ALLOCATION SCHEDULE - Section 1.6.

     SELLER - introductory paragraphs.

     SELLER DISCLOSURE SCHEDULE - Section 3.

     SELLER INDEMNITEES  - Section 9.3.

     STOCK PURCHASE AGREEMENT - introductory paragraphs.

     TAXES - all sales and use taxes, real and personal property taxes, gross receipts taxes, documentary transfer taxes, employment taxes, withholding taxes, unemployment insurance contributions and other taxes or governmental charges of any kind, however denominated, including any interest, penalties and additions to tax in respect thereto.

     TRADEMARKS - all trademark and service mark rights arising under the common law, state law, federal law and laws of foreign countries and all rights, title and interest in all trademarks, service marks, trademark and service mark applications and registrations and trademark and service mark interests throughout the world.

     TRADE SECRETS - all rights, title and interest in all trade secrets and trade secret rights arising under the common law, state law, federal law or laws of foreign countries.

     TRANSFERRED AGREEMENTS - Section 1.1(d).

     TRANSFERRED EMPLOYEES - Section 6.1.


                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been entered into as of the date first written above.

BUYER:                                      NOVISTAR, INC.

                                            By: /s/ THOMAS M. RAY III

                                            Name: Thomas M. Ray III

                                            Title: President and Chief Executive
                                                   Officer


Seller:                                     ORACLE CORPORATION

                                            By: /s/

                                            Name: Matt Mosman

                                            Title: Senior Vice-President
                                                   Corporate Development